EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the inclusion of our report dated March 16, 2006 except for Note 11, which is dated August 11, 2006, with respect to the financial statements of Skins Inc. included in Amendment No. 2 to Form SB-2 (dated August 18, 2006) for the year ended December 31, 2005 and for the period May 18, 2004 (inception date) to December 31, 2004.

/s/ Mahoney Cohen & Company, CPA, P.C. Mahoney Cohen & Company, CPA, P.C.

New York, New York
August 18, 2006